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                                                                       Exhibit 6


                            DISTRIBUTION AGREEMENT

                                    Between

                              THE BENCHMARK FUNDS

                                      and

                             GOLDMAN, SACHS & CO.
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                                   CONTENTS


Paragraph                                                                   Page
---------                                                                   ----

1.   Appointment of Distributor.............................................   1

2.   Duties as Distributor..................................................   2

3.   Distribution Costs.....................................................   3

4.   Duration and Termination...............................................   3

5.   Amendment of Agreement.................................................   4

6.   Unitholder Liability...................................................   4

7.   Miscellaneous..........................................................   4


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                            DISTRIBUTION AGREEMENT

  AGREEMENT made this 5th day of October, 1990 between THE BENCHMARK FUNDS, a Massachusetts business trust (the "Trust"), and GOLDMAN, SACHS & CO., a New York limited partnership (the "Distributor").


                                 W I T N E S S E T H:


  WHEREAS, the Trust is engaged in business as an open-end, management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

  WHEREAS, the Trust is authorized to issue units of beneficial interest ("Units") in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

  WHEREAS, the Trust presently intends to offer Units in four portfolios, the Diversified Assets Portfolio, the Government Portfolio, the Tax-Exempt Portfolio, and the Government Select Portfolio (such Portfolios together with all other series subsequently established by the Trust and made subject to this Agreement being herein referred to as the "Portfolios"); and

  WHEREAS, the Trust desires to retain the Distributor to act as distributor to provide for the sale and distribution of Units of the Portfolios, and the Distributor is willing to so render such services;

  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto agree as follows:

  1. Appointment of Distributor. The Trust hereby appoints the Distributor as exclusive distributor of the Units of each of the Portfolios on the terms and for the periods set forth in this Agreement. The Distributor hereby accepts such appointment and agrees to render the services and perform the duties set forth in this paragraph 1 and in paragraph 2 without compensation.
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     2.   Duties as Distributor. The following provisions shall apply to the
Distributor's obligations as distributor under this Agreement;

          (a) The Trust agrees to sell Units of each of the Portfolios through the Distributor, as agent, from time to time during the term of this Agreement upon the terms and at the current offering price described in the Prospectus and Statement of Additional Information [as those terms are defined in the Administration Agreement of even date herewith between the Trust and the Distributor (the "Administration Agreement")]. Such sales may, however, be suspended whenever in the judgment of the Trust it is in its best interests to do so;

          (b) The Distributor will hold itself available to receive or will arrange for the receipt of orders for the purchase of Units of each Portfolio and will (and shall have the authority to) receive and accept or reject or arrange for the receipt and acceptance or rejection of such orders on behalf of the Trust in accordance with the provisions of the Prospectus and Statement of Additional Information.

          (c) The Distributor shall not be obligated to sell any certain number of Units of any Portfolio;

          (d) In performing its duties hereunder, the Distributor shall act in conformity with the Trust Agreement, By-Laws, Registration Statement, Prospectus and Statement of Additional Information (as such terms are defined in the Administration Agreement) and with the instructions and directions of the Trustees of the Trust, and will use its best efforts to comply with and conform to the requirements of the 1940 Act and all other applicable federal and state laws, regulations and rulings including without limitation any exemptive order issued by the Securities and Exchange Commission to which the Trust may be subject;

          (e) The Distributor shall be free to render to others services similar to those rendered to the Trust hereunder so long as the Distributor's services hereunder are not impaired thereby.

          (f)  The Distributor agrees to maintain, and preserve for the

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     periods prescribed by Rule 31a-2 of the Securities and Exchange Commission
     under the 1940 Act, such records as are required to be maintained by Rule 31a-1(d) under the 1940 Act.

     3. Distribution Costs. During the term of this Agreement, the Distributor will pay the following costs:

          (a) Costs of all sales presentations, mailings, advertising and any other distribution efforts by the Distributor with respect to the Units of each of the Portfolios. Such costs shall not be deemed to include the costs of preparing and setting in type Prospectuses, Statements of Additional Information, proxy material, reports and notices and the printing and distributing the same to existing Unitholders and regulatory authorities; and

          (b) Compensation of any personnel of the Distributor for activities in connection with the distribution or sale of the Units of each of the Portfolios.

     4. Duration and Termination. This Agreement shall continue, unless sooner terminated as provided herein, until April 30, 1992 and thereafter shall continue automatically for periods of one year so long as each such latter continuance is approved at least annually (a) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding Units (as defined with respect to voting securities in the 1940 Act) representing the interests in the Portfolios; provided, however, that this Agreement may be terminated by the Trust as to any or all Portfolios at any time, without the payment of any penalty, on 60 days' written notice to the Distributor or by the Distributor at any time, without the payment of any penalty, on 60 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).


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     5.   Amendment of Agreement. This Agreement may be amended by mutual consent provided that such amendment is approved by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment.

     6. Unitholder Liability. This Agreement is executed by or on behalf of the Trust with respect to each of the Portfolios and the obligations hereunder are not binding upon any of the Trustees, officers or Unitholders of the Trust individually but are binding only upon the Portfolio to which such obligations pertain and the assets and property of such Portfolio.

     7. Miscellaneous. The Trust's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and (except as to paragraph 6 hereof which shall be construed in accordance with the laws of the Commonwealth of Massachusetts) the laws of the State of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, subject to paragraph 4 hereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

THE BENCHMARK FUNDS


By: /s/ Nancy L. Mucker            Attest:
   ------------------------------         ------------------------------

Title:  President


GOLDMAN SACHS & CO.



By: /s/ Nancy L. Mucker            Attest:
   ------------------------------         ------------------------------
         Partner



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